SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549


                                   Form 8-K
                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                      Date of Report:  January 16, 1995
                      (Date of Earliest Event Reported)


                            UNIVERSAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                   VIRGINIA
                         (State or other jurisdiction
                              of incorporation)

  1-652                                                             54-0414210
(Commission                                                      (IRS Employer
File Number)                                                    Identification
                                                                       Number)


Hamilton Street at Broad
Richmond, Virginia                                                       23230
(Address of principal executive offices)                            (Zip Code)

             Registrant's telephone number, including area code:
                                (804) 359-9311


                      NUMBER OF PAGES IN THIS FILING   3

ITEM 5.  OTHER EVENTS

      The  press  release  issued  by  the  Registrant on January 16, 1995 and attached hereto as Exhibit A is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

      (99)  Press release issued by the Registrant on January 16, 1995.



                                  Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant  has  duly  caused  this  report  to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNIVERSAL CORPORATION
                                       (Registrant)



                                    By:   /s/Karen M.L. Whelan
                                          Karen M.L. Whelan
                                          Vice President and Treasurer

Dated:  January 24, 1995

                                                                     EXHIBIT A

                            UNIVERSAL CORPORATION

                                P.O. Box 25099
                              Richmond, VA 23260
                             Phone (804) 359-9311
                             Fax: (804) 254-3584

Contact:                                                              Release:

      Karen M.L. Whelan                                            Immediately
      Phone:  (804) 359-9311
      Fax:    (804) 254-3594


RICHMOND, VA, January 16, 1995 -- Universal Corporation announced today that earnings from continuing operations for fiscal year 1995 are expected to be below management's previous estimate of approximately $50 million.

The general market trends in the leaf industry are improving right on forecast. Inventories worldwide are down, and customer demand is improving. As of this moment, there are no known major problems in crop qualities, and in the case of Universal, the ongoing restructuring program is also generally very much on track.

The difference in current expectations for fiscal year 1995 versus earlier estimates is primarily related to disappointing results from operations in Eastern Europe. Anticipated sales in that region are sharply down due to the extremely depressed economic situation prevailing, and these reduced sales will result in write-downs of inventories and outstanding customer obligations for which pre-tax provisions of about $6.5 million will be included in second quarter results. Due to uncertainly as to when economic recovery will permit resumption of normal trading levels in the area, management has decided to reshape operations and reduce overhead related to Eastern Europe, and a further restructuring provision is anticipated prior to the end of the fiscal year.

Looking forward to next year, the favorable trends noted above should help results in most major markets. However, monetary policies in Brazil have led t o a significantly overvalued Brazilian real, which will result in substantially higher export costs for the new crop, and could affect the timing of sales and margin improvement in that region. At this point, the prospects for timely devaluation of the real are not strong. In Africa, the Company expects normal to increased demand, and in the United States, current indications are for satisfactorily increased volumes. At this stage, it is too early to estimate how the differing local situations will affect the magnitude of the Company's earnings recovery.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 1994, were approximately $3 billion.